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                                                                   Exhibit 10.18

                            SECOND AMENDMENT TO LEASE

                  THIS AMENDMENT made this 20th day of June, 2001, by and between MACKEN ASSOCIATES, a California Limited Partnership, (hereinafter referred to as "Lessor") and DEPOSITION SCIENCES, INC., an Ohio Corporation qualified to do business in the State of California, (hereinafter referred to as "Lessee")

                                    RECITALS

                           The parties hereto previously entered into an
                  Agreement dated March 2, 2001, (the "Lease") whereby Lessee would lease certain real property owned by Lessor commonly known as 3300 Coffey Lane, Santa Rosa, California, (the "Property") which Lease was modified by a First Amendment dated April 16, 2001. The parties now wish to enter into a Second Amendment to the Lease and subject to the modifications herein contained confirm and ratify all of the terms, covenants and conditions of the Lease as previously amended.

                                    AGREEMENT

                  NOW, THEREFORE, IT IS MUTUALLY AGREED AS FOLLOWS:

                  1. Section 3.5 is hereby added to the Lease providing in full as follows:

                  3.5 PAYMENT OF RENT. Lessee shall pay the rent as required by this Article 3 to an account maintained by Washington Mutual Bank, FA (hereinafter referred to as the "Lender") from which Lender shall withdraw the monthly payment due to Lender from Lessor pursuant to Lessor's promissory note payable to Lender, the payment of which is secured by a deed of trust, security agreement, assignment of leases and rent and fixture filing ( hereinafter collectively the "Deed of Trust") which creates a first lien on the Premises. Lessor shall be permitted by Lender to withdraw the balance of the rent paid each month from said account.

                  2. Section 10.1 is hereby modified to read in its entirety as follows:

                  10.1 LESSEE'S DUTY TO RESTORE PREMISES. If at any time during the term of this Lease the Premises are totally or partially damaged or destroyed, Lessee shall, in the shortest time practicable and no later than six
(6) months after receiving the necessary governmental building approvals (which approvals must be received within six (6) months of the damage or destruction of the Premises), restore the Premises to substantially the same condition as they were in

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immediately before such damage or destruction; provided however, that unless (i)
such damage or destruction is due to the fault of Lessee Lessee's financial obligation shall be limited to the amount of insurance coverage required by
Article 9 of this Lease, (ii) Lessee's shall have no obligation to undertake physical restoration of the Premises unless more than two (2) years remains n the lease term, and (iii) Lessee shall have no obligation to undertake physical restoration of the Premises if the holder of any mortgage or deed of trust on the Premises exercises its right to apply to the funds received from Lessee's insurer to satisfy the obligations secured by the mortgage or deed of trust. If required by this Section, Lessee will do all acts reasonably necessary to promptly obtain the necessary governmental building approvals and Lessor shall diligently cooperate with Lessee to obtain these approvals. Lessor shall approve all changes in the condition of the Premises occasioned by the restoration work. Lessee's obligation to restore the Premises shall not be affected by Lessee's failure to obtain or maintain the insurance Lessee is required to carry under this Lease. If Lessee fails to restore the Premises as herein required, Lessor may restore the Premises. Lessor shall not be required to restore the Lessee any of his alterations, improvements, trade fixtures or personal property, such excluded items being the sole responsibility of Lessee to restore, except to the extent that such alterations, improvements, trade fixtures or personal property can be restored with insurance proceeds.

                  3. Section 11.1 is hereby modified in its entirety to read as follows:

                  11.1     LESSEE'S DEFAULT.   The occurrence of any one or more
of the following events shall constitute a default and breach of this Lease by Lessee.

         (a) The failure by Lessee to make any rental payment or any other payment required to be made by Lessee hereunder, as and when due, where such failure shall continue for a period of thirty
                  (30) days after written notice thereof by Lessor to Lessee.

         (b) The failure by Lessee to observe or perform any of the covenants, conditions or provisions of this Lease, other than those described in Section 11.1(a) herein where such failure shall continue for a period of thirty (30) days after written notice thereof by Lessor to Lessee; provided, however, if the nature of Lessee's default is a non-monetary default that reasonably requires that more than thirty (30) days for its cure, then Lessee shall not be deemed to be in default if Lessee commences such cure within said thirty (30) day period and thereafter diligently pursues such cure to a prompt completion. If Lessee does not pursue such a cure to a prompt completion, then Lessor shall have the right to terminate this Lease.

         (c) The making by Lessee of any general assignment or general arrangement for the benefit of creditors; or the filing by or against Lessee of a petition to have Lessee adjudged a bankrupt, or a petition for reorganization or arrangement under any law relating to bankruptcy (unless, in the case of a petition filed against Lessee, the same is dismissed within sixty (60) days); or the appointment of a trustee or a receiver to take possession of all or substantially all of Lessee's assets located at

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                  the Premises or of Lessee's interest in this Lease, where such seizure is not discharged within thirty (30) days.

         (d) If Lessee permits, commits, suffers, or maintains any unlawful act, nuisance or waste on or about the Premises, which materially damages the Premises.

                  4.       Section 11.2(f)  is hereby added  to read as follows:

         (f)      Notwithstanding anything to the contrary contained in this
                  Article 11, Lessor shall not have the right to exercise its remedies as provided in this Lease, as amended, if Lessee either (i) cures the default prior to the effective date of the termination of the Lease (provided that Lessee shall not be entitled to so reinstate the Lease following failure to timely cure a default and receipt of notice of termination of the Lease more than once during any five year period) or (ii) contests the existence of the default prior to the effective date of the termination of the Lease in a court of competent jurisdiction and complies with the final, non-appealable order.

                  5. Except as herein otherwise expressly stated and provided in this modification, the parties hereby affirm and ratify all of the terms and conditions of the Lease and the First Amendment to the Lease.

                  IN WITNESS WHEREOF the parties hereto have executed this Agreement as of the day and year first hereinabove written.

                                  MACKEN ASSOCIATES,
                                  A California limited Partnership

                                  By /s/ John Macken
                                    -------------------------------------------
                                                    General Partner
                                  DEPOSITION SCIENCES, INC.

                                  By /S/ BERNT HOPPERT
                                    -------------------------------------------

                  The undersigned hereby agrees to guarantee the obligations of the Lessee hereunder.

                                  ADVANCED LIGHTING AND TECHNOLOGIES
                                  An Ohio Corporation

                                  By /s/ Steven C. Potts, Treasurer
                                    -------------------------------------------
                                                                     (Title)



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